Exhibit 99.1

.

Crowe Horwath LLP

Independent Member Crowe Horwath International

INDEPENDENT AUDITOR’S REPORT

HCBF Holding Company, Inc. Fort Pierce, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of HCBF Holding Company, Inc. which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well  as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HCBF Holding Company, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

Fort Lauderdale, Florida

February 28, 2018

2.

HCBF HOLDING COMPANY, INC. Consolidated Balance Sheets December 31, 2017 and 2016 (Dollar amounts in thousands, except share data)
Assets	2017	2016

Cash and due from financial institutions	$ 39,058	$ 33,957
Interest-earning deposits in other financial institutions	38,118	10,601
Cash and cash equivalents	77,176	44,558

Securities available for sale, at fair value	426,427	346,634
Securities held to maturity (fair value of $159,734 and $176,286
at December 31, 2017 and December 31, 2016, respectively)	162,169	178,232
Loans held for sale	5,694	8,384
Loans (net of allowance of $8,513 and $7,260
at December 31, 2017 and December 31, 2016, respectively)	1,342,247	1,027,211
Covered loans (net of allowance for loan losses of $0 and $378
at December 31, 2017 and December 31, 2016, respectively)	-	31,089
Federal Home Loan Bank Stock, at cost	8,582	4,584
Premises and equipment, net	53,200	51,442
Real estate owned, net	7,462	9,018
Goodwill	24,839	12,286
Other intangible assets	13,783	12,548
Bank owned life insurance	39,089	38,054
Deferred tax asset	10,012	15,022
FDIC indemnification asset	-	526
Accrued interest receivable and other assets	11,785	10,302

Total assets	$ 2,182,465	$ 1,789,890
(continued)

3.

HCBF HOLDING COMPANY, INC. Consolidated Balance Sheets December 31, 2017 and 2016 (Dollar amounts in thousands, except share data)
Liabilities and Stockholders’ Equity	2017	2016

Deposits
Non-interest bearing	$ 568,980	$ 444,745
Interest bearing	1,175,312	1,034,063
Total deposits	1,744,292	1,478,808
Federal Home Loan Bank advances	157,936	71,622
Junior subordinated debenture	6,038	5,943
Capital lease obligation	717	769
Official Checks	6,333	5,248
Accrued interest payable and other liabilities	13,087	9,807
Total liabilities	1,928,403	1,572,197

Commitments and contingencies (Notes 5, 6 and 17)

Stockholders’ equity:
Preferred stock, noncumulative, $.001 par value,
5,000,000 shares authorized, none issued or outstanding	-	-
Common stock voting, $.001 par value, 40,000,000 shares authorized
21,074,085 and 18,827,833 shares issued and outstanding	21	19
Common stock nonvoting, $.001 par value, 10,000,000 shares
authorized, 1,224,997 and 1,224,997 shares issued and outstanding	1	1
Additional paid-in capital	234,841	202,369
Retained earnings	24,102	18,772
Accumulated other comprehensive (loss)	(4,903)	(3,468)
Total stockholders’ equity	254,062	217,693

Total liabilities and stockholders’ equity	$ 2,182,465	$ 1,789,890

See accompanying notes

4.

HCBF HOLDING COMPANY, INC. Consolidated Statements of Income Years ended December 31, (Dollar amounts in thousands, except share data)
	2017	2016	2015
Interest and dividend income:
Loans, including fees	$ 61,565	$ 54,718	$ 43,956
Securities	12,308	9,542	7,868
Interest-earning deposits and other	670	436	304
Total interest income	74,543	64,696	52,128

Interest expense:
Deposits	5,445	4,441	2,945
Federal Home Loan Bank advances	1,262	815	636
Subordinated debentures and other	375	344	267
Total interest expense	7,082	5,600	3,848
Net interest income	67,461	59,096	48,280

Provision for loan losses	3,321	4,801	1,519
Net interest income after provision for loan losses	64,140	54,295	46,761

Noninterest income:
Service charges on deposit accounts	3,334	2,602	1,982
ATM and interchange income	3,085	2,891	2,306
Net gain on sale of loans	3,151	3,982	3,356
Net gains on sale of securities available for sale	18	287	2
Bank owned life insurance income	1,035	981	661
FDIC indemnification asset amortization, net	(381)	(190)	(980)
Purchased credit impaired loan recoveries	945	1,027	677
Other	1,371	937	816
Total noninterest income	12,558	12,517	8,820

Noninterest expense:
Salaries and employee benefits	30,372	28,002	23,908
Occupancy and equipment	8,342	8,348	6,963
Data processing	6,931	5,696	5,386
Regulatory assessments	923	1,186	1,221
Professional Fees	1,918	1,473	1,398
Office expenses and supplies	1,327	1,508	1,387
Foreclosed assets, net	1,470	2,861	558
Advertising	576	735	744
Amortization of intangibles	2,501	2,524	1,842
Acquisition and conversion costs	2,581	298	2,908
Other	4,567	3,817	2,921
Total non-interest expense	61,508	56,448	49,236

Income before taxes	15,190	10,364	6,345
Income tax expense	10,667	4,109	2,429
Net income	$ 4,523	$ 6,255	$ 3,916

Earnings per share
Basic	$ 0.22	$ 0.31	$ 0.23
Diluted	$ 0.21	$ 0.30	$ 0.23
See accompanying notes

5.

HCBF HOLDING COMPANY, INC. Consolidated Statements of Comprehensive Income Years ended December 31, (Dollar amounts in thousands, except share data)
	2017	2016	2015

Net Income	$ 4,523	$ 6,255	$ 3,916

Other comprehensive income (loss) :

Unrealized loss arising during the period	(1,214)	(3,055)	(728)
Deferred tax benefit	456	1,152	274
Unrealized loss arising during the period - net	(758)	(1,903)	(454)

Amortization of unrealized loss on securities transferred to held-to-maturity	208	560	344
Deferred tax provision	(78)	(211)	(129)
Amortization of unrealized loss on securities transferred to held-to-maturity - net	130	349	215

Re-classification of stranded tax effects from tax rate re-measurement on AFS
securities (Note 1)	(807)	-	-

Total other comprehensive income (loss)	(1,435)	(1,554)	(239)

Comprehensive income	$ 3,088	$ 4,701	$ 3,677

See accompanying notes

6.

HCBF HOLDING COMPANY, INC.

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7.

HCBF HOLDING COMPANY, INC. Consolidated Statements of Changes in Stockholders’ Equity Years ended December 31, 2017, 2016, and 2015 (Dollar amounts in thousands, except share data)
	Common Stock Voting		Common Stock Nonvoting		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

	Shares	Amt	Shares	Amt
Balance at January 1, 2015	13,831,914	$ 14	670,886	$ 1	$ 145,773	$ 8,601	$ (1,675)	$152,714
Net income	-	-	-	-	-	3,916	-	3,916

Net unrealized holding losses on available for sale securities, net of deferred income tax benefit of $145	-	-	-	-	-	-	(239)	(239)
Common stock issued - voting	4,990,889	5	-	-	49,904	-	-	49,909

Common stock issued – non-voting	-	-	554,111	-	5,541	-	-	5,541
Exercise of stock options	4,500	-	-	-	45	-	-	45
Stock-based compensation	-	-	-	-	554	-	-	554
Balance at December 31, 2015	18,827,303	$19	1,224,997	$ 1	$ 201,817	$ 12,517	$ (1,914)	$212,440
Net Income	-	-	-	-	-	6,255	-	6,255

Net unrealized holding losses on available for sale securities, net of deferred income tax benefit of $941	-	-	-	-	-	-	(1,554)	(1,554)
Exercise of stock options	530	-	-	-	5	-	-	5
Stock-based compensation	-	-	-	-	547	-	-	547
Balance at December 31, 2016	18,827,833	$19	1,224,997	$ 1	$ 202,369	$ 18,772	$ (3,468)	$217,693
Net Income	-	-	-	-	-	4,523	-	4,523

Unrealized holding losses on available for sale securities, net of deferred income tax benefit of $378	-	-	-	-	-	-	(628)	(628)

Common stock issued pursuant to Jefferson Bank acquisition - voting	2,119,020	2	-	-	30,724	-	-	30,726
Exercise of stock options	127,232	-	-	-	1,276	-	-	1,276
Stock-based compensation	-	-	-	-	472	-	-	472

Reclassification of stranded tax effects of tax rate re-measurement on AFS investment securities (Note 1)	-	-	-	-	-	807	(807)	-
Balance at December 31, 2017	21,074,085	$21	1,224,997	$ 1	$ 234,841	$ 24,102	$ (4,903)	$254,062

See accompanying notes

8.

HCBF HOLDING COMPANY, INC. Consolidated Statements of Cash Flows Years ended December 31, (Dollar amounts in thousands, except share data)
	2017	2016	2015
Cash flows from operating activities:
Net income	$ 4,523	$ 6,255	$ 3,916
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	3,321	4,801	1,519
Depreciation and amortization of premises and equipment	2,801	2,803	2,025
Net accretion of purchase accounting adjustments	(1,531)	(2,872)	(4,991)
Net amortization of investment securities	4,862	5,646	5,317
Net deferred loan origination fees	(144)	84	101
Gain on sale of securities available for sale	(18)	(287)	(2)
Origination of loans held for sale	(79,491)	(88,110)	(84,790)
Proceeds from sales of loans held for sale	82,680	87,971	81,141
Gain on loans held for sale	(3,151)	(3,982)	(3,356)
(Gain) loss on disposal of real estate owned	(130)	263	(585)
Provision for real estate owned	1,125	2,129	872
FDIC indemnification expense, net	381	190	980
Stock based compensation expense	472	547	554
Increase in cash surrender value of bank owned life insurance	(1,036)	(981)	(661)
Deferred income tax expense	5,910	(687)	1,312
Net change in:
Accrued interest receivable and other assets	(67)	(2,430)	(604)
Accrued interest payable and other liabilities	2,547	(2,303)	(1,557)
Net cash from operating activities	23,054	9,037	1,191

Cash flows from investing activities:
Available for sale securities:
Purchases	(119,784)	(124,611)	(122,732)
Maturities, prepayments, and calls	75,257	84,714	63,551
Sales	9,142	51,163	23,596
Held to maturity securities:
Purchases	(10,280)	(59,543)	(5,255)
Maturities, prepayments, and calls	20,228	31,000	20,743
Loan origination and repayments, net	(40,401)	(39,599)	(44,208)
Loan purchases, net	-	(38,315)	-
Purchases of premises and equipment, net	(239)	(895)	(1,392)
Changes in Federal Home Loan Bank stock, net	(1,734)	573	(1,300)
Proceeds from sale of real estate owned	3,989	3,535	7,798
Purchases of bank owned life insurance	-	(10,000)	(15,000)
Cash received from FDIC loss sharing agreement	-	765	1,480
Cash received from Bank acquisitions, net	7,209	-	37,210
Net cash used in investing activities	(56,613)	(101,213)	(35,509)

(continued)

9.

HCBF HOLDING COMPANY, INC. Consolidated Statements of Cash Flows Years ended December 31, (Dollar amounts in thousands, except share data)

	2017	2016	2015

Cash flows from financing activities:
Net change in deposits	34,271	69,160	(13,946)
Net change in repurchase agreements	(5,847)	-	-
Proceeds from Federal Home Loan Bank advances and other debt	421,100	560,300	426,400
Repayments on Federal Home Loan Bank advances and other debt	(381,593)	(573,468)	(399,449)
Extinguishment of Senior Debt acquired from bank acquisition	(3,030)	-	-
Proceeds from the issuance of common stock voting	-	-	49,909
Proceeds from the issuance of common stock non-voting	-	-	5,541
Proceeds from exercised stock options	1,276	5	45
Net proceeds from financing activities	66,177	55,997	68,500

Net change in cash and cash equivalents	32,618	(36,179)	34,182
Beginning cash and cash equivalents	44,558	80,737	46,555

Ending cash and cash equivalents	$ 77,176	$ 44,558	$ 80,737

Supplemental cash flow information:
Interest Paid	$ 7,259	$ 6,324	$ 4,552
Income taxes paid	5,300	3,378	1,664

Supplemental noncash disclosures:
Transfers from loans held for sale to loans held for investment	$ 2,651	$ 1,934	$ 4,348
Transfers from loans to real estate owned	3,429	1,578	1,681
Transfer from premises and equipment to real estate owned	-	1,355	570
Loans provided for sales of real estate owned	180	1,079	1,519

See accompanying notes

10.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation

The consolidated financial statements include HCBF Holding Company, Inc. (the “Holding Company”) and its wholly owned subsidiary, Harbor Community Bank together referred to as "the Company.”  Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its offices in Florida. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate and general economic conditions in the area. The Company engages in mortgage banking activities and, as such, acquires and sells one-to-four family residential mortgage loans and small business administration loans (SBA).  These loans are generally sold without servicing rights retained.   The Company originates and services residential mortgage loans in Florida.

Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through February 28, 2018, which is the date the financial statements were available to be issued.

Use of Estimates

To prepare financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Cash Flow Reporting

Cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased and repurchase agreements.

Interest-Bearing Deposits in Other Financial Institutions

Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

Trading Assets

The Company does not engage in trading activities for its own account.

Securities

Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities and SBA securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through

11.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

In order to determine OTTI for purchased beneficial interests that, on the purchase date, were not highly rated, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights released. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of purchase premiums and discounts, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income under ASC 310-20 without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued and placed on non-accrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Loans are charged off to the extent principal or interest is deemed uncollectible. Consumer and credit card loans continue to accrue interest until they are charged off no later than 90 days past due unless the loan is in the process of collection. Past-due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Under the cash-basis method, interest income is recorded when the payment is received in cash. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Covered Loans

Certain loans acquired through the Federal Deposit Insurance Corporation (“FDIC”) assisted transaction from Putnam State Bank (“Putnam”) on June 15, 2012 were covered by a loss share agreement (“covered loans”).  The agreement provided that the FDIC would reimburse the Company for certain losses and expenses on covered loans up to 80% for a period of five years ended June 30, 2017.  The agreement also provided that the Company reimburse the FDIC 80% of loss recoveries, less costs, on qualifying assets where a loss share claim was previously submitted to the FDIC.   The reimburse period extended from June 15, 2012 to June 30, 2020.  In addition, the Company was obligated to pay the FDIC, at the end of the contract, a “claw back” amount provided that cumulative overall losses were a specified amount under original FDIC loss estimates.  The loss share agreement covered approximately $92.3 million of the gross loans acquired by the Company at the acquisition date.

On October 11, 2017, the Company and the FDIC mutually agreed to terminate the FDIC loss share agreement. Under the terms of the termination agreement, the Company paid $1.3 million to the FDIC to cancel the loss share contract and to forgive the claw back amount of approximately $900 thousand.  The Company will no longer be required to reimburse the FDIC for loss recoveries on qualifying assets.  The Company recorded a pre-tax loss of approximately $340 thousand on termination of

12.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

the FDIC loss share contract in the fourth quarter of 2017.

At December 31, 2016, the recorded investment of covered loans was $31.5 million.  At December 31, 2016, the accrued claw back liability amount was $899 thousand.

Purchased Credit Impaired Loans

As part of business acquisitions, the Company purchases or acquires individual loans and groups of loans, some of which have shown evidence of credit deterioration since origination. These purchased credit impaired loans (“PCI loans”) are recorded at the amount paid or fair value, such that there is no carryover of the seller's allowance for loan losses. After acquisition, losses are recognized by an increase in the allowance for loan losses.

Such purchased credit impaired loans are accounted for individually or aggregated into pools of loans based on common risk characteristics such as credit score, loan type, and date of origination. The Company estimates the amount and timing of expected cash flows for each loan or pool, and the expected cash flows in excess of the amount paid is recorded as interest income over the remaining life of the loan or pool (accretable yield). The excess of the loans or pool's contractual principal and interest, over expected cash flows, is not recorded (non-accretable difference).

Subsequent to acquisition, on a quarterly basis, the Company updates estimates of the amount and timing of expected cash flows, incorporating assumptions such as defaults rates, loss severities, delinquency status, current loan collateral values, and other business and economic factors.  Probable decreases in expected loan cash flows result in an impairment, which is recorded as an expense through provision for loan losses.  The amount of the impairment is calculated as the present value of expected cash flows discounted at the loan or pool’s effective yield, less the carrying value of the loan or pool. Probable increases in expected cash flows would first reverse any previously recognized impairment and then be recorded prospectively as interest income over the remaining life of the loan or pool.  When the recorded investment of a PCI loan or pool is fully recovered, additional cash flows are recognized as recoveries in non-interest income.

Concentration of Credit Risk

Most of the Company's business activity is with customers located within Florida. Therefore, the Company's exposure to credit risk is significantly affected by changes in the Florida economy. The Company monitors its concentration of credit risk on a quarterly basis. The credit concentration is monitored by geographical distribution within the State, by loan classification type, by the type of collateral within a loan class, and by size of the borrower relationship.  Based on the credit concentration analysis, the Company believes its loan portfolio is well diversified.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (TDRs) and classified as impaired.

Factors considered by management in determining impairment include payment status, borrower cash flow and corresponding debt service, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the

13.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment is primarily measured on a loan-by-loan basis for commercial real estate, residential real estate, land and construction loans and commercial loans by either the present value of expected future cash flows at the loan’s effective interest rate, or the fair value of the collateral less estimated selling costs for collateral dependent loans.  Consumer loans are not specifically evaluated for impairment, but are pooled for general impairment analysis.

Troubled debt restructurings are individually evaluated for impairment and included in the separately identified impairment disclosures. TDRs are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a TDR is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For TDRs that subsequently default, the Company determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired.

The general component covers loans that are collectively evaluated for impairment. Large groups of smaller balance homogeneous loans, such as consumer loans, are collectively evaluated for impairment, and accordingly, they are not included in the separately identified impairment disclosures. The general component is based on historical loss experience adjusted for current environmental factors. The Company has identified commercial real estate, residential real estate, land and construction, commercial, consumer and other loans as loan segments. The historical loss experience is determined by portfolio segment and is subdivided between acquired portfolios and Company originated portfolios. Actual loss history relating to acquired loans for the prior three years is used to determine the appropriate loss reserves for that portfolio.  Peer loss history for the prior three years is used for Company originated loans and is supplemented or adjusted by current environmental factors. These environmental factors include changes in: lending policies and procedures, economic conditions, loan terms and requirements, experience of lending management, severity and volume of past due loans and classified loans, quality of the Bank’s review system, value of underlying collateral, concentration of credit, and external factors.

During the first quarter of 2017, the Company modified its accounting policy for allowance for loan losses.  In determining impairment for specifically identified impaired loans, the Company began to segregate small, homogeneous loans with relationship balances under $250 thousand.  The rationale for the accounting policy change was to streamline and improve the timeliness of the loan impairment valuation process for small loans that the Company deems to be insignificant to its operations.  These small balance loans are now evaluated for impairment on a pooled basis and are not included in impairment disclosures. The change in accounting policy did not have a material effect on the allowance for loan losses during 2017.

The Company subdivides its loan portfolio into five segments.  These segments include commercial real estate, residential real estate, land and construction, commercial, and consumer/other. The characteristics of each portfolio are discussed below.

Commercial real estate loans are secured by business properties including office buildings, warehouses, restaurants, hotels, and other commercial properties located within the Company’s markets.  These loans are underwritten and originated based on the borrowers underlying cash flow and ability to service the debt. Secondarily, the Company assesses the fair value of the real estate collateral and other sources of debt repayment.  From time to time the Company may originate commercial real estate loans that may be sold to the Small Business Administration (SBA).

Residential real estate loans represent a lien on the borrower’s primary or secondary residence.  The loans may include first mortgages, second/junior mortgages or home equity lines of credit. Residential real estate loans may amortize over various terms such as 30-year, 15-year, 10-year and may have fixed or adjustable interest rates. The Company typically sells 30-year fixed rate loans into the secondary market with servicing rights released at time of sale.

Land and Construction loans include loans to acquire land, including undeveloped residential lots, undeveloped commercial lots and may also include construction and development loans. Loan terms in this segment vary depending on the purpose of the loan but typically involve temporary construction financing.  All of the loans in this segment are secured by real estate.

Commercial loans are loans to businesses.  These loans are typically secured by business assets including inventory, accounts receivable, trucks, heavy and light equipment, office equipment or other business assets.  Commercial loans are underwritten based on business cash flow and ability of the business to service the debt. Secondarily, the Company may consider the

14.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

business owner’s credit worthiness and fair value of the collateral.  Typically, commercial loans have amortization terms of 10-years and under.  From time to time the Company may originate commercial loans that may be sold to the Small Business Administration (SBA).

Consumer/other loans are smaller loans to individuals and include automobile loans, boat loans, and other loans such as personal loans.  Most consumer loans are secured but some may be unsecured based on a personal guarantee.  These loans typically have loan repayments terms of five years or less. Consumer loans are underwritten primarily based on credit scores, debt-to-income ratios and other indicators of creditworthiness.

Servicing Rights

The Company sells residential loans in the secondary market servicing released. However, in certain cases commercial and commercial real estate loans are sold servicing retained.  At December 31, 2017 and 2016 the Company had loans serviced for others totaling $21 million and $24 million, respectively and the servicing fee income was not material.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 10 to 39.5 years. Furniture, fixtures and equipment are depreciated using the straight-line (or accelerated) method with useful lives ranging from 3 to 10 years.

Foreclosed Assets

Foreclosed assets are initially recorded at the lower of cost or estimated fair value, less estimated selling costs. Write-downs occurring at foreclosure are charged to allowance for loan losses. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs, net of operating income, after acquisition are expensed.

The FDIC will reimburse the Company for certain losses and expenses on covered real estate owned up to 80% (“covered real estate owned”) relating to the Putnam State Bank acquisition.  The loss share agreement covered approximately $14.7 million of real estate owned acquired by the Company at the acquisition date.  As of December 31, 2017 and 2016, the covered real estate owned balance was approximately $0 and $579 thousand, respectively

Federal Home Loan Bank (FHLB) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Bank Owned Life Insurance (BOLI)

The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Goodwill and Other Intangible Assets

Goodwill resulting from business combinations prior to January 1, 2009 represents the excess of the purchase price over the fair value of the net assets of businesses acquired. Goodwill resulting from business combinations after January 1, 2009, is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling

15.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed. The Company has selected December 31st as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values not to exceed 10 years. Goodwill is the only intangible asset with an indefinite life on the balance sheet.

Other intangible assets consist of core deposits and acquired customer relationship intangible assets arising from whole bank and branch acquisitions. These intangible assets are amortized on an accelerated method over their estimated useful lives, which range from 7 to 10 years.

The Company has tested goodwill and core deposit intangible assets for impairment at December 31, 2017 and 2016.  No impairment charges were needed at December 31, 2017 and 2016.

FDIC Indemnification Asset

The FDIC will reimburse the Company for covered loans and covered real estate owned (“covered assets”) under the FDIC loss share agreement at 80% of losses and certain expenses.  An indemnification asset was recorded at fair value at the acquisition date.  The indemnification asset is recognized at the same time as the covered assets, and measured on the same basis, subject to collectability or contractual limitations. FDIC indemnification asset on the acquisition date reflects the reimbursements expected to be received from the FDIC, using an appropriate discount, which reflects counterparty credit risk and other uncertainties.  The indemnification asset continues to be measured on the same basis as the related covered asset.  The indemnification asset is impacted by changes in estimated cash flows associated with covered assets.  Deterioration in the credit quality on expected cash flows of the covered loans (immediately recorded as an adjustment to the allowance for loan losses), and deterioration in the fair value less selling costs of the covered real estate owned (immediately recorded as an adjustment to the respective valuation allowance), would immediately increase the indemnification asset, with the offset recorded as income.  Increases in the credit quality of cash flows of loans (reflected as an adjustment to yield and accreted into earnings over the remaining life of the loans) decreases the basis of the indemnification asset, with such decrease being amortized as a charge to earnings over the shorter of the life of the loan or remaining life of the loss share agreement.  Fair value accounting incorporates into fair value of the covered loans, an element of time value of money which is accreted back to earnings over the life of the loss share agreement.

The FDIC’s reimbursement obligation to the Company expired on June 30, 2017 and the FDIC indemnification asset was fully amortized as of that date.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Derivatives

At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company's intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value hedge"), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"), or (3) an instrument with no hedging designation ("stand-alone derivative"). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in current earnings as fair value changes. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in current earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as non-interest income.

16.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported in non-interest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as non-interest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

At December 31, 2017 the Company had two interest rate swap contracts acquired from a bank acquisition with a combined notional amount of $2.3 million and a fair value of $19 thousand and $(19) thousand, respectively.  Management does not consider these derivative contracts to be material to the Company’s financial position or operations.

Stock-Based Compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company's common stock at the date of grant is used for restricted stock awards.

Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in other expense.

Retirement Plans

Employee 401(k) expense represents the amount of matching contributions by the Company.

Earnings per Common Share

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during

17.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 1 – Continued

the period. All outstanding unvested share-based payment awards that contain rights to non-forfeitable dividends are considered participating securities for this calculation.  Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale.

On December 22, 2017, President Trump signed the 2017 Tax Legislation, which included a reduction in the corporate tax rate from 35% to 21%.  FASB accounting standards in-place at December 31, 2017 required the Company to revalue its deferred tax asset and deferred tax liability amounts, including those related to balances in AOCI, to reflect the new lower tax rates. However, accounting standards also required the deferred tax impact of unrealized gains and losses on AFS securities to be valued at the tax rate in effect at time of asset purchase.  This valuation difference is commonly referred to as the “stranded tax effect”.  In February 2018, the FASB issued ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 permitted entities the election to reclassify the difference between the new and old corporate tax rates resulting from the 2017 Tax Legislation between retained earnings and AOCI for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company retrospectively adopted ASU 2018-02 and elected a one-time reclassification of the “stranded tax effect” of $807 thousand between retained earnings and AOCI at December 31, 2017.  This reclassification is shown on the consolidated statements of changes in stockholder’s equity.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash

Cash on hand or on deposit with the Federal Reserve Bank could be required to meet regulatory reserve and clearing requirements. At December 31, 2017 and 2016, the Company’s reserve requirement was $0 and $0, respectively.

Dividend Restriction

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Holding Company or by the Holding Company to shareholders. During 2017 and 2016, the Bank paid dividends of $15 million and $13 million, respectively to the Holding Company from retained earnings. No dividends were paid by the Bank to the Holding Company during 2015.  During 2017, 2016 and 2015, the Holding Company did not pay any dividends to its shareholders.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Operating Segments

The Company’s only reportable segment is community banking.  The Company’s sole operating subsidiary is the Bank.  The Bank offers traditional banking products and services through its network of retail branch facilities.  Management makes operating decisions and assesses profitability based on the community banking unit as a whole.

Reclassifications

Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

18.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 2 - SECURITIES

The following table summarizes the amortized cost and fair value of securities available for sale and securities held to maturity at December 31, 2017 and 2016 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) and gross unrecognized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2017
Available for sale:
Agency notes and bonds	$ 2,929	$ -	$ (21)	$ 2,908
Asset backed securities	16,214	-	(119)	16,095
Small business administration securities	39,157	175	(132)	39,200
Collateralized mortgage obligations	97,302	111	(1,523)	95,890
Mortgage-backed securities	276,670	42	(4,378)	272,334
Total available for sale	$ 432,272	$ 328	$ (6,173)	$ 426,427

Held to Maturity:
Agency notes and bonds	$ 1,913	$ 34	$ -	$ 1,947
Municipal securities	4,373	57	(6)	4,424
Collateralized mortgage obligations	65,797	33	(1,320)	64,510
Mortgage-backed securities	90,086	69	(1,302)	88,853
Total held to maturity	$ 162,169	$ 193	$ (2,628)	$ 159,734

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2016
Available for sale:
Agency notes and bonds	$ 1,594	$ 20	$ -	$ 1,614
Asset backed securities	17,579	-	(699)	16,880
Small business administration securities	48,724	175	(103)	48,796
Collateralized mortgage obligations	44,817	25	(480)	44,362
Mortgage-backed securities	238,550	74	(3,642)	234,982
Total available for sale	$ 351,264	$ 294	$ (4,924)	$ 346,634

Held to Maturity:
Agency notes and bonds	$ 1,900	$ 39	$ -	$ 1,939
Municipal securities	4,397	80	(2)	4,475
Collateralized mortgage obligations	78,465	90	(1,037)	77,518
Mortgage-backed securities	93,470	108	(1,224)	92,354
Total held to maturity	$ 178,232	$ 317	$ (2,263)	$ 176,286

19.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 2 - Continued

The following table segregates MBS and CMOs secured by residential or commercial properties:

	2017		2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available for sale:
CMOs secured by residential properties	$ 97,302	$ 95,890	$ 44,817	$ 44,362
MBS secured by residential properties	271,637	267,374	233,500	230,049
MBS secured by commercial properties	5,033	4,960	5,050	4,933
Total available for sale	$ 373,972	$ 368,224	$ 283,367	$ 279,344

Held to Maturity:
CMOs secured by residential properties	$ 62,821	$ 61,547	$ 75,494	$ 74,531
CMOs secured by commercial properties	2,976	2,963	2,971	2,987
MBS secured by residential properties	72,772	71,647	73,911	72,978
MBS secured by commercial properties	17,314	17,206	19,559	19,376
Total held to maturity	$ 155,883	$ 153,363	$ 171,935	$ 169,872

During 2014 the Company transferred $58.8 million of securities from available for sale classification to held to maturity classification.  At time of transfer, the securities had unrealized losses of $1.2 million, net of deferred taxes.  The losses are amortized on the Company’s books over the remaining life of the securities using the level yield method. The unamortized losses net of deferred taxes are recorded in equity as a reduction of accumulated other comprehensive income. The unamortized losses on transferred securities net of deferred taxes was $540 thousand, $581 thousand, and $931 thousand at December 31, 2017, 2016 and 2015, respectively. The amount of pre-tax loss amortization was $208 thousand, $560 thousand, and $344 thousand for 2017, 2016, and 2015, respectively.  The amortization of unrealized holding losses reported in equity will offset the effect of the amortization of the discount.

The proceeds from sales and calls of securities and the associated gains and losses are listed below:

	2017	2016	2015
Proceeds	$ 7,185	$ 56,227	$ 23,596
Gross gains	$ 18	$ 351	$ 40
Gross losses	$ -	$ (64)	$ (38)

The tax provision related to these net realized gains and losses were $5 thousand, $108 thousand and $1 thousand in 2017, 2016 and 2015, respectively.

The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

20.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 2 - Continued

	Available for Sale		Held to Maturity
December 31, 2017	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within one year	$ -	$ -	$ -	$ -
One to five years	977	971	3,911	3,939
Five to ten years	1,952	1,937	1,587	1,626
Beyond ten years	-	-	788	806
Asset-backed securities	16,214	16,095	-	-
Small business administration securities	39,157	39,200	-	-
Collateralized mortgage obligations	97,302	95,890	65,797	64,510
Mortgage-backed securities	276,670	272,334	90,086	88,853
	$ 432,272	$ 426,427	$ 162,169	$ 159,734

Securities pledged at year-end 2017, 2016 and 2015 had a carrying amount of $210 million, $208 million and $197 million, respectively. The securities were pledged to secure public deposits, Federal Home Loan Bank advances, Federal Reserve discount window borrowings and other purposes.

21.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 2 - Continued

The following table summarizes securities with unrealized losses at December 31, 2017 and 2016, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2017
Available for sale:
Agency notes and bonds	$ 2,908	$ (21)	$ -	$ -	$ 2,908	$ (21)

Asset backed securities	-	-	14,237	(119)	14,237	(119)

Small Business Administration securities	7,512	(58)	5,289	(74)	12,801	(132)

Collateralized mortgage obligations	63,200	(939)	21,969	(584)	85,169	(1,523)
Mortgage-backed securities	124,737	(1,258)	142,628	(3,120)	267,365	(4,378)
Total available for sale	$ 198,357	$ (2,276)	$184,123	$ (3,897)	$382,480	$ (6,173)

Held to maturity:
Agency notes and bonds	$ -	$ -	$ -	$ -	$ -	$ -

Municipal securities	1,992	(6)	-	-	1,992	(6)

Collateralized mortgage obligations	28,411	(272)	33,737	(1,048)	62,148	(1,320)
Mortgage-backed securities	34,486	(231)	40,354	(1,071)	74,840	(1,302)
Total held to maturity	$ 64,889	$ (509)	$ 74,091	$ (2,119)	$138,980	$ (2,628)

22.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 2 - Continued

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2016
Available for sale:
Agency notes and bonds	$ -	$ -	$ -	$ -	$ -	$ -

Asset backed securities	-	-	16,879	(699)	16,879	(699)

Small Business Administration securities	5,480	(13)	21,430	(90)	26,910	(103)

Collateralized mortgage obligations	32,390	(324)	9,486	(156)	41,876	(480)

Mortgage-backed securities	216,756	(3,442)	8,540	(200)	225,296	(3,642)
Total available for sale	$ 254,626	$ (3,779)	$56,335	$ (1,145)	$ 310,961	$ (4,924)

Held to maturity:
Agency notes and bonds	$ -	$ -	$ -	$ -	$ -	$ -

Municipal securities	611	(2)	-	-	611	(2)

Collateralized mortgage obligations	62,878	(999)	4,462	(38)	67,340	(1,037)
Mortgage-backed securities	77,179	(1,224)	-	-	77,179	(1,224)
Total held to maturity	$ 140,668	$ (2,225)	$ 4,462	$ (38)	$ 145,130	$ (2,263)

At December 31, 2017, the Company's security portfolio consisted of 224 securities, 170 of which were in an unrealized loss position. The majority of unrealized losses are related to the Company's collateralized mortgage obligations and mortgage backed securities and asset backed securities, as discussed below:

Collateralized Mortgage Obligations

At December 31, 2017, the Company’s collateralized mortgage obligations were issued by U.S. government sponsored entities and agencies, Fannie Mae, Freddie Mac, and Ginnie Mae. Fannie Mae and Freddie Mac are institutions which the government has affirmed its commitment to support. The underlying collateral of these mortgage instruments are 30-year, 20-year and15-year fixed rate mortgage-backed securities.  Because the decline in fair value is attributable to changes in interest rates, spreads and liquidity, and not credit quality, and because the Company does not have the intent to sell these collateralized mortgage obligations and it is unlikely that the Company will be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2017.

23.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 2 - Continued

Mortgage-Backed Securities

At December 31, 2017, all of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, Fannie Mae, Freddie Mac, and Ginnie Mae. Fannie Mae and Freddie Mac are institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates, spreads and liquidity, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is unlikely that the Company will be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2017.

Asset Backed Securities

At December 31, 2017 the Company’s asset backed securities consisted of four pools of U.S. government guaranteed student loans.  The U. S. government guarantee secures up to 97% of the principal balance.  The student loans are pooled and held in trusts.  Three of the four trusts are rated AAA and one trust is rated BBB by the national rating agencies.

The decline in fair value is attributable to changes in interest rates, spreads and liquidity, and not credit quality.  It is unlikely that the Company will be required to sell these securities before their anticipated recovery.  Likewise, the Company does not intend to sell these securities for the foreseeable future.  The Company does not consider these securities to be other-than-temporarily impaired at December 31, 2017.

NOTE 3 - LOANS

Loans at year-end were as follows:

	2017			2016
	Non covered Loans	Covered Loans	Total	Non covered Loans	Covered Loans	Total
Commercial real estate	$ 646,665	$ -	$ 646,665	$ 435,188	$ 27,483	$ 462,671
Residential real estate	389,640	-	389,640	362,729	246	362,975
Land and construction	151,327	-	151,327	95,202	1,178	96,380
Total real estate	1,187,632	-	1,187,632	893,119	28,907	922,026
Commercial	120,943	-	120,943	97,188	2,568	99,756
Consumer and other	42,779	-	42,779	44,894	-	44,894
Total non-real estate	163,722	-	163,722	142,082	2,568	144,650
Subtotal	1,351,354	-	1,351,354	1,035,201	31,475	1,066,676

Less:
Net deferred fees	594	-	594	730	8	738
Allowance for loan losses	8,513	-	8,513	7,260	378	7,638
Loans, net	$ 1,342,247	$ -	$1,342,247	$ 1,027,211	$ 31,089	$1,058,300

24.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

The following table presents the activity in the allowance for loan losses by portfolio segment for each of the years ending December 31, 2017, 2016 and 2015:

	Real E Real Estate Mortgage Loans age Loa
	Commercial Real Estate	Residential Real Estate	Land and Construction	Commercial	Consumer and other Loans	Total
December 31, 2017
Allowance for loan losses - loans:
Beginning Balance	$ 3,106	$ 1,990	$ 318	$ 1,648	$ 198	$ 7,260
Provision for loan losses	2,277	(365)	267	986	416	3,581
Loans charged-off	(1,355)	(499)	(106)	(676)	(447)	(3,083)
Recoveries	75	231	93	251	105	755
Ending allowance balance – loans	$ 4,103	$ 1,357	$ 572	$ 2,209	$ 272	$ 8,513

Allowance for loan losses – covered loans:
Beginning Balance	$ 210	$ -	$ 26	$ 142	$ -	$ 378
Provision (credit)	(210)	-	(26)	(24)	-	(260)
Charge-offs	-	-	-	(132)	-	(132)
Recoveries	-	-	-	14	-	14
Ending allowance balance – covered loans	$ -	$ -	$ -	$ -	$ -	$ -
Total ending allowance balance	$ 4,103	$ 1,357	$ 572	$ 2,209	$ 272	$ 8,513

25.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 – Continued

	Real Estate Mortgage Loans
	Commercial Real Estate	Residential Real Estate	Land and Construction	Commercial	Consumer and other Loans	Total
December 31, 2016
Allowance for loan losses - loans:
Beginning Balance	$ 595	$ 802	$ 201	$ 212	$ 641	$ 2,451
Provision for loan losses	2,948	947	235	1,569	(12)	5,687
Loans charged-off	(568)	(104)	(176)	(192)	(550)	(1,590)
Recoveries	131	345	58	59	119	712
Ending allowance balance – loans	$ 3,106	$ 1,990	$ 318	$ 1,648	$ 198	$ 7,260

Allowance for loan losses – covered loans:
Beginning Balance	$ 890	$ -	$ 251	$ 136	$ -	$ 1,277
Provision (credit)	(681)	-	(225)	20	-	(886)
Charge-offs	-	-	-	(45)	-	(45)
Recoveries	1	-	-	31	-	32
Ending allowance balance – covered loans	$ 210	$ -	$ 26	$ 142	$ -	$ 378
Total ending allowance balance	$ 3,316	$ 1,990	$ 344	$ 1,790	$ 198	$ 7,638

26.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 – Continued

	Real E Real Estate Mortgage Loans Loans
	Commercial Real Estate	Residential Real Estate	Land and Construction	Commercial	Consumer and other Loans	Total
December 31, 2015
Allowance for loan losses - loans:
Beginning Balance	$ 638	$ 839	$ 153	$ 128	$ 573	$ 2,331
Provision for loan losses	167	214	184	54	552	1,171
Loans charged-off	(296)	(418)	(204)	(347)	(574)	(1,839)
Recoveries	86	167	68	377	90	788
Ending allowance balance – loans	$ 595	$ 802	$ 201	$ 212	$ 641	$ 2,451

Allowance for loan losses – covered loans:
Beginning Balance	$ 1,057	$ -	$ 238	$ 181	$ -	$ 1,476
Provision (credit)	396	-	13	(61)	-	348
Charge-offs	(628)	-	-	(51)	-	(679)
Recoveries	65	-	-	67	-	132
Ending allowance balance – covered loans	$ 890	$ -	$ 251	$ 136	$ -	$ 1,277
Total ending allowance balance	$ 1,485	$ 802	$ 452	$ 348	$ 641	$ 3,728

27.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2017 and 2016:

	Real Estate Mortgage Loans
					Consumer
	Commercial	Residential	Land		and
	Real	Real	and		Other
	Estate	Estate	Construction	Commercial	Loans	Total
December 31, 2017
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$ 886	$ 126	$ 7	$ 1,583	$ -	$ 2,602
Collectively evaluated for impairment	2,627	969	500	531	272	4,899
Acquired with deteriorated credit quality	590	262	65	95	-	1,012
Total ending allowance balance	$ 4,103	$ 1,357	$ 572	$ 2,209	$ 272	$ 8,513

Loans – recorded investment:
Loans individually evaluated for impairment	$ 12,174	$ 5,785	$ 1,351	$ 2,792	$ -	$ 22,102
Loans collectively evaluated for impairment	619,147	378,864	148,526	118,007	42,779	1,307,323
Loans acquired with deteriorated credit quality	15,344	4,991	1,450	144	-	21,929
Total ending loans recorded investment	$ 646,665	$ 389,640	$ 151,327	$ 120,943	$ 42,779	$1,351,354

	Real Estate Mortgage Loans
					Consumer
	Commercial	Residential	Land		and
	Real	Real	and		Other
	Estate	Estate	Construction	Commercial	Loans	Total
December 31, 2016
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$ 1,509	$ 615	$ 52	$ 1,268	$ 3	$ 3,447
Collectively evaluated for impairment	1,322	874	265	425	195	3,081
Acquired with deteriorated credit quality	485	501	27	97	-	1,110
Total ending allowance balance	$ 3,316	$ 1,990	$ 344	$ 1,790	$ 198	$ 7,638

Loans – recorded investment:
Loans individually evaluated for impairment	$ 19,109	$ 10,542	$ 1,519	$ 4,582	$ 4	$ 35,756
Loans collectively evaluated for impairment	427,369	346,554	93,401	94,958	44,890	1,007,172
Loans acquired with deteriorated credit quality	16,193	5,879	1,460	216	-	23,748
Total ending loans recorded investment	$ 462,671	$ 362,975	$ 96,380	$ 99,756	$ 44,894	$1,066,676

28.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

The following tables present information related to impaired loans by class of loans as of and for the years ended December 31, 2017, 2016 and 2015:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
December 31, 2017
With no related allowance recorded:
Commercial real estate	$ 12,432	$ 8,350	$ -
Residential real estate	6,325	5,102	-
Land and construction	1,700	1,294	-
Commercial	142	117	-
Subtotal – excluding PCI	20,599	14,863	-
PCI loans	15,363	8,239	-
Subtotal – including PCI	35,962	23,102	-

With an allowance recorded:
Commercial real estate	$ 4,232	$ 3,824	$ 886
Residential real estate	686	683	126
Land and construction	57	57	7
Commercial	2,896	2,675	1,583
Subtotal – excluding PCI	7,871	7,239	2,602
PCI loans	17,566	13,690	1,012
Subtotal – including PCI	25,437	20,929	3,614

Total – excluding PCI	$ 28,470	$ 22,102	$ 2,602
Total – including PCI	$ 61,399	$ 44,031	$ 3,614

29.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
December 31, 2016
With no related allowance recorded:
Commercial real estate	$ 7,864	$ 4,106	$ -
Residential real estate	7,101	5,758	-
Land and construction	1,307	770	-
Commercial	967	934	-
Subtotal – excluding PCI	17,239	11,568	-
PCI loans	21,622	9,271	-
Subtotal – including PCI	38,861	20,839	-

With an allowance recorded:
Commercial real estate	$ 15,542	$ 15,003	$ 1,509
Residential real estate	5,392	4,784	615
Land and construction	756	749	52
Commercial	3,766	3,649	1,268
Consumer and other loans	3	3	3
Subtotal – excluding PCI	25,459	24,188	3,447
PCI loans	26,807	14,477	1,110
Subtotal – including PCI	52,266	38,665	4,557

Total – excluding PCI	$ 42,698	$ 35,756	$ 3,447
Total – including PCI	$ 91,127	$ 59,504	$ 4,557

30.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
December 31, 2015
With no related allowance recorded:
Commercial real estate	$ 14,519	$ 10,628	$ -
Residential real estate	6,127	4,918	-
Land and construction	1,274	661	-
Commercial	1,781	1,531	-
Subtotal – excluding PCI	23,701	17,738	-
PCI loans	21,934	12,764	-
Subtotal – including PCI	45,635	30,502	-

With an allowance recorded:
Commercial real estate	$ 1,858	$ 1,733	$ 80
Residential real estate	2,448	2,417	277
Land and construction	601	573	22
Commercial	469	462	20
Subtotal – excluding PCI	5,376	5,185	399
PCI loans	28,721	15,088	1,181
Subtotal – including PCI	34,097	20,273	1,580

Total – excluding PCI	$ 29,077	$ 22,923	$ 399
Total – including PCI	$ 79,732	$ 50,775	$ 1,580

31.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

	Average Recorded Investment	Interest Income Recognized
December 31, 2017
Commercial real estate	$ 15,076	$ 211
Residential real estate	5,602	64
Land and construction	1,222	33
Commercial	3,297	35
Total	$ 25,197	$ 343

	Average Recorded Investment	Interest Income Recognized
December 31, 2016
Commercial real estate	$ 14,235	$ 317
Residential real estate	8,788	94
Land and construction	1,450	26
Commercial	2,116	55
Consumer and other loans	25	-
Total	$ 26,614	$ 492

	Average Recorded Investment	Interest Income Recognized
December 31, 2015
Commercial real estate	$ 10,987	$ 303
Residential real estate	6,067	114
Land and construction	1,196	22
Commercial	2,191	54
Consumer and other loans	12	1
Total	$ 20,453	$ 494

These tables exclude PCI loans.  Also, the average recorded investment in loans excludes accrued interest receivable and loan origination fees, net.

Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Impaired loans include commercial loans that are individually evaluated for impairment and deemed impaired (i.e., individually classified impaired loans) as well as TDRs for all loan portfolio segments. The sum of non-accrual loans and loans past due 90 days still on accrual will differ from the total impaired loan amount.

32.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

The following tables present the recorded investment in non-accrual and loans past due over 90 days still on accrual by class of loans, as of December 31, 2017 and 2016:

	Non- Accrual		Loans past due over 90 days still accruing
	2017	2016	2017	2016
Commercial real estate	$ 10,570	$ 13,000	$ 73	$ 330
Residential real estate	9,728	9,742	-	488
Land and construction	961	1,111	86	3,423
Commercial	3,319	1,874	247	49
Consumer and other loans	240	338	-	12
Total – excluding PCI	$ 24,818	$ 26,065	$ 406	$ 4,302
PCI loans	96	1,187	3,111	1,773
Total – including PCI	$ 24,914	$ 27,252	$ 3,517	$ 6,075

The following table presents the aging of the recorded investment in past due loans as of December 31, 2017 and 2016 by class of loans:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2017
Commercial real estate	$ 2,045	$ 736	$ 7,352	$ 10,133	$ 621,187	$ 631,320
Residential real estate	6,493	2,095	5,576	14,164	370,485	384,649
Land and construction	2,210	53	880	3,143	146,734	149,877
Commercial	1,196	142	3,421	4,759	116,040	120,799
Consumer and other loans	115	79	173	367	42,413	42,780
Total – excluding PCI	$ 12,059	$ 3,105	$ 17,402	$ 32,566	$1,296,859	$1,329,425
PCI loans	975	-	3,207	4,182	17,747	21,929
Total – including PCI	$ 13,034	$ 3,105	$ 20,609	$ 36,748	$1,314,606	$1,351,354

33.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2016
Commercial real estate	$ 4,745	$ 409	$ 7,576	$ 12,730	$ 433,748	$ 446,478
Residential real estate	6,448	2,148	4,967	13,563	343,533	357,096
Land and construction	215	-	4,329	4,544	90,376	94,920
Commercial	2,827	328	873	4,028	95,512	99,540
Consumer and other loans	189	191	280	660	44,234	44,894
Total – excluding PCI	$ 14,424	$ 3,076	$ 18,025	$ 35,525	$1,007,403	$1,042,928
PCI loans	353	2,319	1,773	4,445	19,303	23,748
Total – including PCI	$ 14,777	$ 5,395	$ 19,798	$ 39,970	$1,026,706	$1,066,676

Troubled Debt Restructurings:

Under certain circumstances, it may be beneficial to modify or restructure the terms of a loan for the mutual benefit of the Company and the borrower.  In cases where the borrower is experiencing financial difficulties, the Company may grant concessions to the borrower to avoid the cost of foreclosure of property or bankruptcy by the borrower.  In these circumstances, the modification of loan terms where a concession is granted to the borrower is known as a troubled debt restructuring (TDR).  Concessions granted to financially troubled borrowers could include forgiveness of interest, forgiveness of principal, below market interest rate concessions, and a change in loan amortization or repayment terms. In general, the Company does not forgive principal in loan modifications.  Typically, the Company will lower borrower payment amounts through a temporary interest rate concession and/or extension of amortization or maturity terms.

At December 31, 2017 and 2016, the Company has a recorded investment in troubled debt restructurings of $11 million and $13 million, respectively. The Company has allocated $477 thousand and $592 thousand of specific allowance for those loans at December 31, 2017 and 2016, respectively.  The Company granted temporary TDR rate concessions with a range of .36% to 17.24% during 2017, .75% to 3% during 2016, and a range of .5% to 5% during 2015.  During 2017, 2016 and 2015, payment extensions from troubled debt restructurings ranged from 36 months to 144 months, 7 months to 111 months and 11 months to 64 months, respectively.

34.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

The following table presents loans by class modified as troubled debt restructurings that occurred during the years ending December 31, 2017, 2016 and 2015:

	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
December 31, 2017
Troubled Debt Restructurings:
Commercial real estate	4	$ 1,605	$ 1,605
Residential real estate	2	177	177
Land and construction	2	154	154
Consumer and other loans	2	21	21
Total	10	$ 1,957	$ 1,957

	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
December 31, 2016
Troubled Debt Restructurings:
Commercial real estate	5	$ 2,820	$ 2,777
Residential real estate	7	2,560	2,560
Commercial	2	213	213
Total	14	$ 5,593	$ 5,550

	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
December 31, 2015
Troubled Debt Restructurings:
Commercial real estate	6	$ 3,803	$ 3,750
Residential real estate	8	1,112	1,121
Land and construction	3	618	620
Commercial	2	162	43
Consumer and other loans	2	28	28
Total	21	$ 5,723	$ 5,562

35.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

The troubled debt restructurings described above decreased the allowance for loan losses by $ 134 thousand and $153 thousand at December 31, 2017 and 2016, respectively.  These restructurings resulted in charge-offs of $0, $0 and $112 thousand during the years ending December 31, 2017, 2016 and 2015 respectively.

The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the years ending December 31, 2017, 2016, and 2015:

	2017		2016		2015
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Commercial real estate	1	$ 606	2	$ 874	-	$ -
Residential real estate	1	129	1	82	1	106
Land and construction	-	-	2	550	-	-
Commercial	1	165	2	-	-	-
Commercial	1	9	-	-	-	-
Total	4	$ 909	7	$ 1,506	1	$ 106

The troubled debt restructurings that subsequently defaulted described above increased the allowance for loan losses by $74 thousand, $54 thousand and $0 during the years ending December 31, 2017, 2016, and 2015, respectively.

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company's internal underwriting policy.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on an ongoing basis. The Company uses the following definitions for risk ratings:

Pass.  Loans classified as pass have satisfactory primary sources of repayment, with adequate secondary sources of repayment if necessary.

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions , and values, highly questionable and improbable.

36.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2017
Commercial real estate	$ 620,011	$ 13,781	$ 12,873	$ -	$ 646,665
Residential real estate	374,554	3,896	11,190	-	389,640
Land and construction	148,387	1,467	1,473	-	151,327
Commercial	113,011	4,394	3,538	-	120,943
Consumer and other loans	42,469	29	281	-	42,779
Total	$1,298,432	$ 23,567	$ 29,355	$ -	$1,351,354

December 31, 2016
Commercial real estate	$ 425,773	$ 16,545	$ 15,439	$ 4,914	$ 462,671
Residential real estate	348,182	2,574	12,219	-	362,975
Land and construction	91,213	3,590	1,577	-	96,380
Commercial	91,293	3,670	3,614	1,179	99,756
Consumer and other loans	44,523	51	320	-	44,894
Total	$1,000,984	$ 26,430	$ 33,169	$ 6,093	$1,066,676

Purchased Credit Impaired Loans

The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. At December 31, 2017 and 2016, the carrying amount of those loans is as follows:

	2017	2016
Commercial real estate	$ 15,344	$ 16,193
Residential real estate	4,991	5,879
Land and construction	1,450	1,460
Commercial	144	216
Recorded Investment	$ 21,929	$ 23,748
Allowance for loan losses	1,012	1,110
Carrying amount	$ 20,917	$ 22,638

37.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 3 - Continued

Accretable yield, or income expected to be collected, is as follows:

	2017	2016	2015
Balance at January 1	$ 14,164	$ 15,874	$ 14,744
New loan purchases	-	-	1,468
Accretion of income	(3,018)	(3,683)	(4,084)
Reclassifications from nonaccretable difference	3,769	5,775	5,627
Disposals	(790)	(3,802)	(1,881)
Balance at December 31	$ 14,125	$ 14,164	$ 15,874

For those purchased credit impaired loans disclosed above, the Company decreased the allowance for loan losses by $ 97 thousand, $71 thousand and $228 thousand during 2017, 2016 and 2015, respectively.

There were no purchased credit impaired loans purchased during the year ending December 31, 2017 or 2016. Purchased credit impaired loans purchased during the year ending December 31, 2015, for which it was probable at acquisition that all contractually required payments would not be collected, are as follows:

	2017	2016	2015
Contractually required payments receivable of impaired loans acquired during the year:
Commercial real estate	$ -	$ -	$ 4,320
Residential real estate	-	-	7,304
Land and construction	-	-	479
Total	$ -	$ -	$ 12,103

Cash flows expected to be collected at acquisition	$ -	$ -	$ 8,326
Fair value of acquired impaired loans at acquisition	$ -	$ -	$ 6,858

Income is not recognized on purchased credit impaired loans if the Company cannot reasonably estimate cash flows expected to be collected. During 2017, 2016, and 2015 there were no material purchased credit impaired loans where cash flows could not be reasonably estimated.

38.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 4 - REAL ESTATE OWNED

Real estate owned activity was as follows:

	2017	2016	2015
Beginning balance	$ 9,018	$ 13,095	$ 14,619
Loans transferred to real estate owned	3,429	1,578	1,681
Property transferred from premises and equipment	-	1,355	570
Property acquired through bank acquisitions	-	-	5,833
Net change in valuation allowance	417	(1,197)	(128)
Sales of real estate owned	(5,402)	(5,813)	(9,480)
End of year	$ 7,462	$ 9,018	$ 13,095

At December 31, 2017 and 2016, the recorded investment of real estate owned includes $794 thousand and $770 thousand, respectively of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property. At December 31, 2017 and 2016 the recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process are $1.6 million and $2.1 million, respectively.

Activity in the valuation allowance was as follows:

	2017	2016	2015
Beginning balance	$ 2,385	$ 1,188	$ 1,060
Additions charged to expense	1,125	2,129	872
Reduction from sales of real estate owned	(1,542)	(932)	(744)
End of year	$ 1,968	$ 2,385	$ 1,188

Expenses related to foreclosed real estate include:

	2017	2016	2015
Net (gain) loss on sales	$ (130)	$ 263	$ (585)
Provision for unrealized losses	1,125	2,129	872
Operating expenses, net of rental income	475	469	271
Total	$ 1,470	$ 2,861	$ 558

NOTE 5 - FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar

39.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 5 – Continued

assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2), using matrix pricing. Matrix pricing is a mathematical technique commonly used to price debt securities that are not actively traded, values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). See below for additional discussion of Level 3 valuation methodologies and significant inputs. Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used (if available) to validate the model.

Derivatives: The fair values of derivatives are based on valuation models using observable market data as of the measurement date (Level 2). Our derivatives are traded in an over-the-counter market where quoted market prices are not always available. Therefore, the fair values of derivatives are determined using quantitative models that utilize multiple market inputs. The inputs will vary based on the type of derivative, but could include interest rates, prices and indices to generate continuous yield or pricing curves, prepayment rates, and volatility factors to value the position. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third party pricing services.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. A significant unobservable input in the income approach is the capitalization rate. At December 31, 2017 and 2016, the range of capitalization rates utilized to determine fair value of the underlying collateral ranged from 8.5 to 9.0% and 7.0 to 11.25% respectively. Non-real estate collateral may be valued using an appraisal, net book value per the borrower's financial statements, or aging reports, adjusted or discounted based on management's historical knowledge, changes in market conditions from the time of the valuation, and management's expertise and knowledge of the client and client's business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted in accordance with the allowance policy.

Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at the lower of charged down loan balance or fair value less costs to sell. This process may establish a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals, which are periodically updated, as management deems necessary. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach with data from comparable properties. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. A significant unobservable input in the income approach is the capitalization rate. At December 31, 2017 and 2016, the range of capitalization rates utilized to determine fair value of the underlying collateral ranged from 8.5 to 9.0% and 9.2 to 13.0% respectively.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the Special Assets

40.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 5 – Continued

Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.  In rare cases, when significant valuation differences exist, management may choose a valuation that lies within a range of two recent independent appraisals.

Loans Held For Sale: Loans held for sale are carried at the lower of cost or fair value, which is evaluated on a pool-level basis. The fair value of loans held for sale is determined using quoted prices for similar assets, adjusted for specific attributes of that loan or other observable market data, such as outstanding commitments from third party investors (Level 2).

Assets and liabilities measured at fair value on a recurring basis, are summarized below:

	Fair Value Measurement Using:
	Quoted Prices in Active Markets for Identical Assess (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
December 31, 2017
Financial Assets
Investment Securities available for sale
Agency notes and bonds	$ -	$ 2,908	$ -	$ 2,908
Asset backed securities	-	16,095	-	16,095
Small Business administration securities	-	39,200	-	39,200
Collateralized mortgage obligations	-	95,890	-	95,890
Mortgage-backed securities	-	272,334	-	272,334
Total investment securities available for sale	$ -	$ 426,427	$ -	$ 426,427

	Fair Value Measurement Using:
	Quoted Prices in Active Markets for Identical Assess (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
December 31, 2016
Financial Assets
Investment Securities available for sale
Agency notes and bonds	$ -	$ 1,614	$ -	$ 1,614
Asset backed securities	-	16,880	-	16,880
Small Business administration securities	-	48,796	-	48,796
Collateralized mortgage obligations	-	44,362	-	44,362
Mortgage-backed securities	-	234,982	-	234,982
Total investment securities available for sale	$ -	$ 346,634	$ -	$ 346,634

There were no transfers between Level 1 and Level 2 during 2017 and 2016.

41.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 5 – Continued

Assets measured at fair value with a related valuation allowance on a non-recurring basis are summarized below:

		Fair Value Measurements Using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assess (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
2017
Impaired loans:
Commercial real estate	$ 5,751	$ -	$ -	$ 5,751	$ 5,751
Residential real estate	179	-	-	179	179
Land and construction	50	-	-	50	50
Commercial	2,598	-	-	2,598	2,598

Commercial real estate owned, net	$ 2,658	$ -	$ -	$ 2,658	$ 2,658
Land and construction real estate owned, net	$ 2,406	$ -	$ -	$ 2,406	$ 2,406

		Fair Value Measurements Using:
	Carrying Value	Quoted Prices in Active Markets for Identical Assess (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
2016
Impaired loans:
Commercial real estate	$ 8,318	$ -	$ -	$ 8,318	$ 8,318
Residential real estate	2,087	-	-	2,087	2,087
	730	-	-	730	730
Commercial	21	-	-	21	21

Commercial real estate owned, net	$ 2,933	$ -	$ -	$ 2,933	$ 2,933
Residential real estate owned, net	$ 2,583	$ -	$ -	$ 2,583	$ 2,583

42.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 5 – Continued

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of financial instruments, at December 31, 2017 and 2016 are as follows:

	Carrying Value	Fair Value Measurements Using:
		(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2017
Financial Assets:
Cash and cash equivalents	$ 77,176	$ 77,176	$ -	$ -	$ 77,176
Securities available for sale	426,427	-	426,427	-	426,427
Securities held to maturity	162,169	-	159,734	-	159,734
Federal Home Loan Bank stock	8,582	-	-	-	n/a
Loans held for sale	5,694	-	5,795	-	5,795
Loans, net	1,342,247	-	-	1,344,631	1,344,631
FDIC indemnification asset	-	-	-	-	n/a
Accrued interest receivable	5,914	-	-	5,914	5,914

Financial Liabilities:
Deposits – without stated maturities	$1,416,308	$ 1,416,308	$ -	$ -	$ 1,416,308
Deposits – with stated maturities	327,984	-	329,122	-	329,122
Federal Home Loan Bank advances	157,936	-	-	157,063	157,063
Junior subordinated debentures	6,038	-	-	6,392	6,392
Accrued interest payable	478	-	478		478

	Carrying Value	Fair Value Measurements Using:
		(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2016
Financial Assets:
Cash and cash equivalents	$ 44,558	$ 44,558	$ -	$ -	$ 44,558
Securities available for sale	346,634	-	346,634	-	346,634
Securities held to maturity	178,232	-	176,286	-	176,286
Federal Home Loan Bank stock	4,584	-	-	-	n/a
Loans held for sale	8,384	-	8,633	-	8,633
Loans, net	1,058,300	-	-	1,037,142	1,037,142
FDIC indemnification asset	526	-	-	-	n/a
Accrued interest receivable	4,543	-	-	4,543	4,543

Financial Liabilities:
Deposits – without stated maturities	$1,126,649	$ 1,126,649	$ -	$ -	$ 1,126,649
Deposits – with stated maturities	352,159	-	353,375	-	353,375
Federal Home Loan Bank advances	71,622	-	-	71,569	71,569
Junior subordinated debentures	5,943	-	-	4,874	4,874
Accrued interest payable	424	-	424		424

43.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 5 – Continued

The methods and assumptions, not previously presented, used to estimate fair values are described as follows:

(a)	Cash and Cash Equivalent

The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

(b)	Securities available for sale and Securities held to maturity

The fair value of securities available for sale are determined by obtaining quoted prices on national recognized securities exchanges (Level 1) or matrix pricing, which is a mathematical pricing technique used in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).

(c)	FHLB Stock

It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

(d)	Loans held-for-sale

The fair value of loans held for sale is estimated based upon binding contracts from third party investors resulting in a level 2 classification.

(e)	Loans

Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

(f)	FDIC indemnification asset

It is not practical to determine the fair value of the FDIC indemnification asset due to the lack of its transferability.

(g)	Accrued interest receivable

The carrying value of accrued interest receivable approximates fair value and is classified as Level 3.

(h)	Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date  i.e., their carrying amount)  resulting  in  a Level  1 classification. The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

(i)	Federal Home Loan Bank advances

The fair values of Federal Home Loan Bank advances are determined by using a discounted cash flow calculation that applies interest rates currently offered on Federal Home loan Bank advances with similar averages lives and

44.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 5 – Continued

characteristics resulting in a level 3 classification.

(j)	Junior subordinated debentures

The fair values of the Company's Junior Subordinated Debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 3 classification.

(k)	Accrued Interest Payable

The carrying amounts of accrued interest payable approximate fair value and is classified as Level 2.

(l)	Off-balance Sheet Instruments

Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of commitments is not material.

NOTE 6 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

	2017	2016
Land	$ 19,143	$ 17,001
Buildings	33,215	32,079
Furniture, fixtures and equipment	8,670	8,173
Leasehold improvements	3,174	2,404
Automobiles	148	158
	64,350	59,815
Less accumulated depreciation and amortization	11,150	8,373
	$ 53,200	$ 51,442

Depreciation expense was $2.8 million, $2.8 million and $2.1 million for 2017, 2016 and 2015, respectively.

Operating Leases: The Company leases certain branch properties and equipment under operating leases. Rent expense was $1.6 million, $1.7 million and $1.6 million for 2017, 2016 and 2015, respectively. Rent commitments, before considering renewal options that generally are present, were as follows:

45.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 6 – Continued

2018	$ 1,648
2019	1,252
2020	1,096
2021	1,054
2022	959
Thereafter	2,998
$ 9,007

Capital Leases:  The Company leases certain land and buildings under capital leases. The lease arrangements require monthly payments through 2027.

The Company has included these leases in premises and equipment as follows:

	2017	2016
Land and buildings	$ 842	$ 842
Accumulated depreciation	(245)	(188)
	$ 597	$ 654

The following is a schedule by year of future minimum lease payments under the capitalized lease, together with the present value of net minimum lease payments at year-end 2017. The present value of net minimum lease payments is shown as capital lease obligation liability on the balance sheet.

2018	$ 94
2019	94
2020	94
2021	94
2022	94
Thereafter	467
Total minimum lease payment	937
Add unamortized premium	5
Less amount representing interest	(225)
Present value of net minimum lease payments	$ 717

46.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 7 - GOODWILL AND INTANGIBLE ASSETS

Goodwill: The change in goodwill during the year is as follows:

	2017	2016	2015
Beginning of year	$12,286	$12,153	$ 2,023
Acquired goodwill	13,464	-	10,130
Measurement period adjustment	(911)	133	-
Impairment	-	-	-
End of year	$24,839	$12,286	$12,153

During the 4th quarter of 2017, the Company recorded a goodwill measurement period adjustment of $(911) thousand related to filing of the final tax return for Jefferson Bankshares, Inc.  The measurement period for the Jefferson Bank acquisition extends through July 28, 2018. However, the Company believes that acquisition valuation and accounting for the Jefferson acquisition is complete.

At December 31, 2017, 2016 and 2015, the Company's reporting unit had positive equity and the Company elected to perform a qualitative assessment to determine if it was more likely than not that the fair value of the reporting unit exceeded its carrying value, including goodwill. The qualitative assessment indicated that it was more likely than not that the fair value of the reporting unit exceeded its carrying value, resulting in no impairment.

Acquired Intangible Assets: Acquired intangible assets were as follows at year-end:

	2017		2016
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization
Amortized intangible assets
Core Deposit intangibles	$ 13,783	$ 8,719	$ 12,548	$ 6,218

	2017	2016	2015
Aggregate amortization expense during the year	$ 2,501	$ 2,524	$ 1,842

Next five years:	Estimated Amortization Expense:
2018	$ 2,511
2019	2,269
2020	2,065
2021	1,882
2022	1,712

47.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 8 – FDIC INDEMNIFICATION ASSET

The FDIC indemnification asset represents the estimated amounts due from the FDIC pursuant to the loss share agreement relating to the Putnam State Bank acquisition on June 15, 2012.  The activity in the FDIC Indemnification asset is as follows:

	2017	2016	2015
Beginning balance	$ 526	$ 1,559	$ 3,844
Valuation adjustment for impaired covered loans	(122)	414	479
Amortization expense	(259)	(604)	(1,459)
Reimbursement proceeds from the FDIC	-	(797)	(1,255)
Other	(145)	(46)	(50)
Ending Balance	$ -	$ 526	$ 1,559

Included in other assets at December 31, 2017 and 2016 are reimbursable losses of $0 and $493 thousand, respectively, which have been submitted to the FDIC.

NOTE 9 - DEPOSITS

A detail of deposits at December 31, 2017 and 2016 is as follows:

	2017	Weighted Average Interest Rate	2016	Weighted Average Interest Rate
Non-interest bearing deposits	$ 568,980	-%	$ 444,745	-%
Interest bearing deposits:
Interest bearing demand deposits	253,960	0.28%	204,951	0.20%
Savings deposits	182,791	0.24%	164,734	0.23%
Money market accounts	410,577	0.36%	312,219	0.25%
Time deposits less than $100,000	133,549	1.05%	139,349	0.90%
Time deposits of $100,00 or greater	194,435	1.08%	212,810	1.07%
	$ 1,744,292	0.35%	$ 1,478,808	0.34%

Time deposits that meet or exceed the FDIC Insurance limit of $250 thousand at year-end 2017 and 2016 were $76.2 million and $87.9 million, respectively.

48.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 9 – Continued

Scheduled maturities of time deposits for the next five years were as follows:

2018	$ 197,340
2019	93,814
2020	16,571
2021	13,600
2022	6,406

NOTE 10 - FEDERAL HOME LOAN BANK ADVANCES

At year-end, advances from the Federal Home Loan Bank were as follows:

Maturing in the Year	Interest Rate	December 31, 2017
2018	1.26 – 2.63%	$ 152,100
2019	1.23 – 3.36%	5,000
Thereafter	4.88%	693
Subtotal		157,793
Unamortized premium		143
Total		$ 157,936

FHLB advances are generally payable at its maturity date, with a prepayment penalty for fixed rate advances. The advances were collateralized by $93 million and $52 million of first mortgage loans under a blanket lien arrangement at year-end 2017 and 2016. In addition, the Company has pledged investment securities with a carrying value of $111 million and $133 million at year-end 2017 and 2016 respectively to secure these advances. Based on this collateral and the Company's holdings of FHLB stock, the Company is eligible to borrow up to an additional $42 million at year-end 2017.

Payments, including principal and interest, over the next five years are as follows:

At December 31, 2017, required principal and interest payments
2018	$ 153,255
2019	5,179
2020	85
2021	87
2022	88

49.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 11 - SUBORDINATED DEBENTURES

In October 2005, BSA Financial Services, Inc. formed BSA Financial Statutory Trust 1 (Issuer Trust) with an equity investment of $155 thousand in common securities of the trust. The Issuer Trust was formed for the purpose of issuing trust preferred securities. On October 31, 2005, BSA Financial Services, Inc. issued a floating rate junior subordinated debenture (Debenture) in the amount of $5.2 million. The Issuer Trust used the proceeds from the issuance of the trust preferred securities sold to third parties to purchase the Debenture from BSA Financial Services, Inc.  The Debenture is the only asset of the Issuer Trust. Interest payments from the Debenture to the Issuer Trust finance the distributions paid on the trust preferred securities. On August 28, 2013, the Company acquired BSA Financial Investments, Inc. and recorded, at fair value, the Debenture in “Junior Subordinated Debentures” and its equity interest in the Issuer Trust in other assets on the consolidated balance sheets. The Debenture has a remaining term of nineteen years and matures on December 15, 2035.  The interest rate floats quarterly at 3-month LIBOR rate plus 1.55% (3.14% at December 31, 2017).  The Debenture is redeemable on a quarterly basis at 100% of the principal amount plus accrued interest.  The Debenture is also redeemable in whole or part based on specific events outlined in the trust indenture. Such redemption may be subject to regulatory approval. The Company has entered into agreements which, taken collectively, fully and unconditionally guarantee the preferred securities of the Issuer Trust subject to the terms of the guarantee. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years. The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations.

In June 2006, MRCB Holdings, Inc. (acquired by First America Holdings Corp.) formed MRCB Holdings Statutory Trust 1 (Issuer Trust) with an equity investment of $93 thousand in common securities of the trust. The Issuer Trust was formed for the purpose of issuing trust preferred securities.  On June 28, 2006, MRCB Holdings, Inc. issued a floating rate junior subordinated debenture (Debenture) in the amount of $3.1 million. The Issuer Trust used the proceeds from the issuance of the trust preferred securities sold to third parties to purchase the Debenture from MRCB Holdings, Inc.  The Debenture is the only asset of the Issuer Trust. Interest payments from the Debenture to the Issuer Trust finance the distributions paid on the trust preferred securities. On May 8, 2015, the Company acquired First America Holdings Corp. and recorded, at fair value, the Debenture in “Junior Subordinated Debentures” and its equity interest in the Issuer Trust in other assets on the consolidated balance sheets. The Debenture has a remaining term of twenty-one years and matures on September 15, 2036.  The interest rate floats quarterly at 3-month LIBOR rate plus 1.60% (3.19% at December 31, 2017).  The Debenture is redeemable on a quarterly basis at 100% of the principal amount plus accrued interest.  The Debenture is also redeemable in whole or part based on specific events outlined in the trust indenture. Such redemption may be subject to regulatory approval. The Company has entered into agreements which, taken collectively, fully and unconditionally guarantee the preferred securities of the Issuer Trust subject to the terms of the guarantee. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years. The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations.

NOTE 12 - OTHER BENEFIT PLANS

401(k) Plan: A 401(k) benefit plan allows employee contributions up to $18 thousand of their compensation, which are matched equal to 100% of the first 3% and 50% of the next 2% of the compensation contributed. Expense for 2017, 2016 and 2015 was $618 thousand, $531 thousand and $419 thousand, respectively.

50.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 13 - INCOME TAXES

Income tax expense (benefit) was as follows:

	2017	2016	2015
Current expense:
Federal	$ 4,090	$ 4,149	$ 912
State	667	647	205
Total current expense	4,757	4,796	1,117

Deferred expense:
Federal before revaluation	916	(594)	1,157
Revaluation due to change in federal income tax rate	4,807	-	-
Federal after revaluation	5,723	(594)	1,157
State	187	(93)	155
Total deferred expense	5,910	(687)	1,312

Total	$ 10,667	$ 4,109	$ 2,429

Effective tax rates differ from federal statutory rate of 34% applied to income before income taxes due to the following:

	2017		2016
	Amount	% of Earnings	Amount	% of Earnings
Federal statutory rate times financial statement income effect of:	$ 5,164	34.0%	$ 3,524	34.0%
State income taxes, net of federal tax benefit	564	3.7%	366	3.5%
Bank owned life insurance	(352)	(2.3)%	(333)	(3.2)%
Stock based Compensation	81	0.5%	95	0.9%
Acquisition expenses	447	2.9%	5	0.1%

Revaluation of net deferred tax asset due to change in federal income tax rate	4,807	31.7%	-	-%
Other, net	(44)	(0.3)%	452	4.4%
Total	$ 10,667	70.2%	$ 4,109	39.7%

51.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 13 – Continued

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2017 and 2016 are presented below:

	2017	2016
Deferred tax assets:
Allowance for loan losses	$ 2,211	$ 2,501
Net operating loss carryforwards	3,024	4,793
Deferred loan fees	151	278
Foreclosed property expenses	1,003	1,722
Organizational costs	342	439
Net unrealized loss on available for sale securities	1,482	1,742
Net losses on securities transferred to held to maturity	183	350
Nonaccrual interest	840	1,138
Purchase accounting adjustments	1,664	3,879
Stock based compensation	274	345
Other	166	74
Total deferred tax asset	11,340	17,261
Deferred tax liabilities:
Depreciation	(1,133)	(1,952)
Prepaid expenses	(195)	(287)
Total deferred tax liability	(1,328)	(2,239)
Net deferred tax asset	$ 10,012	$ 15,022

As a result of the Tax Cuts and Jobs Act of 2017 signed into law on December 22, 2017, the Company evaluated its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on its net deferred tax asset.  The reduction in the maximum statutory federal corporate rate to 21% resulted in a one-time charge to the Company’s earnings and reduction in its deferred tax asset of approximately $4.8 million.

Net operating loss carryforwards:

The Company obtained gross net operating loss carryforwards of approximately $22.4 million and $9.5 million from the acquisitions of Highlands Independent Bancshares, Inc. on October 24, 2014 and FAHC Holding Corp. on May 8, 2015, respectively.  These net operating loss carryforwards are subject to Internal Revenue Code Section 382 annual limitations of approximately $274 thousand and $826 thousand, respectively.

At December 31, 2017, the Company had federal net operating loss carryforwards of $28.8 million, of which, the Company only expects to realize $11.6 million due to the IRC Section 382 limitations.

52.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 13 – Continued

The federal net operating loss carryforwards will expire as follows:

Expires	Amount	Amount Available
2028	$ 3,519	$ 3,519
2029	3,582	1,510
2030	8,941	4,212
2031	6,906	1,097
2032	4,399	274
2033	738	274
2034	750	750
Total	$ 28,835	$ 11,636

The Company assesses the realizability of deferred tax assets based on whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The Company considers evidence such as historical profitability, the current operating environment, projected future profitability, and other factors in assessing the likelihood of deferred tax asset realization.  At December 31, 2017 and December 31, 2016, based on the analysis,  the Company determined that it is more likely than not that the deferred tax assets will be fully realized.

The Company has no unrecognized income tax benefits or provisions due to uncertain tax positions.

The Company is subject U.S. federal income tax and Florida state income tax jurisdictions. The Internal Revenue Service is currently in the process of examining the 2013 consolidated tax return and has not informed the Company of any material findings. The Company is no longer subject to examination by taxing authorities for the years prior to 2013.

NOTE 14 - RELATED-PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates during the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
Loans:
Balance at January 1	$ 828	$ 1,303	$ 1,184
New Loans	1,584	34	608
Repayments	(500)	(509)	(489)
Balance at December 31	$ 1,912	$ 828	$ 1,303
Deposits from related parties at year end	$ 8,135	$ 6,392	$ 5,385

53.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 15 - STOCK-BASED COMPENSATION

Stock Option Plan

The Company's 2010 Employee Share Option Plan (stock option plan or the Plan), which is shareholder approved, permits the grant of share options to its employees for up to 2,005,000 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company's common stock at the date of grant. Option awards have a vesting period of 4 years and have 10-year contractual terms.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company's common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of options granted was determined using the following weighted-average assumptions as of grant date.

	2017	2016	2015
Risk free rate	1.81%	1.33%	1.78%
Expected term in years	6.25	6.25	6.25
Expected stock price volatility	11.01%	10.90%	11.06%
Dividend yield	-	-	-

A summary of the activity in the stock option plan for years ended December 31, 2017, 2016 and 2015 follows:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
2017
Outstanding at beginning of year	1,875,856	$ 10.27		$2,706
Granted	15,000	14.50		36
Exercised	(127,232)	10.03		(193)
Forfeited	(2,500)	10.00		(3)
Outstanding at end of year	1,761,124	$ 10.32	6.49 years	$2,546
Fully vested and expected to vest	1,761,124	$ 10.32	6.49 years	$2,546
Exercisable at end of year	1,175,102	$ 10.17	5.92 years	$1,514

54.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 15 - Continued

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
2016
Outstanding at beginning of year	1,585,200	$ 10.19		$2,371
Granted	320,686	10.66		375
Exercised	(530)	10.00		(1)
Forfeited	(29,500)	10.41		(39)
Outstanding at end of year	1,875,856	$ 10.27	7.33 years	$2,706
Fully vested and expected to vest	1,875,856	$ 10.27	7.33 years	$2,706
Exercisable at end of year	973,904	$ 10.08	6.27 years	$1,461

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
2015
Outstanding at beginning of year	1,172,200	$ 10.02		$1,827
Granted	464,500	10.61		622
Exercised	(4,500)	10.00		(6)
Forfeited	(47,000)	10.01		(72)
Outstanding at end of year	1,585,200	$ 10.19	8.00 years	$2,371
Fully vested and expected to vest	1,580,200	$ 10.19	8.00 years	$2,354
Exercisable at end of year	673,827	$ 10.01	6.62 years	$1,011

Information related to the stock option plan during each year follows:

	2017	2016	2015
Intrinsic value of options exercised	$ 193	$ 1	$ 6
Cash received from options exercises	1,276	5	45
Tax benefit realized from option exercises	82	-	-
Weighted average value of options granted	$ 2.39	$ 1.17	$ 1.34

As of December 31, 2017, there was $576 thousand of total unrecognized compensation cost related to nonvested stock options granted under the Plan. The cost is expected to be recognized over a weighted-average period of about 42 months. The total stock option expense recognized for 2017, 2016 and 2015 was $472 thousand, $547 thousand, and $554 thousand, respectively.

55.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 16 - REGULATORY CAPITAL MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for  banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and  certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision's capital guidelines for U.S. banks (Basel Ill rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. These rules require a capital conservation buffer of up to 2.5% above each of CET1, tier 1, and total risk-based capital which must be met for a bank to be able to pay dividends, engage in share buybacks or make discretionary bonus payments to executive management without restriction.  This capital conservation buffer requirement is being phased in over a four-year period starting on January 1, 2016 and was 0.625% in 2016 and 1.25% as of January 1, 2017, and 1.875% as of January 1, 2018. When fully implemented, a banking organization would need to maintain a CET1 capital ratio of at least 7%, a total Tier 1 capital ratio of at least 8.5% and a total risk-based capital ratio of at least 10.5%.  The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2017, the Company and Bank meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2017 and 2016, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

Actual and required capital amounts (in millions) and ratios are presented below at year-end.

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Percent	Amount	Percent
2017
Total Capital to risk weighted assets
Consolidated	$236,555	15.81%	$119,710	8.00%	N/A	N/A
Bank	217,278	14.54	119,528	8.00	$ 149,410	10.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	227,831	15.23	89,783	6.00	N/A	N/A
Bank	208,554	13.96	89,646	6.00	119,528	8.00
Common Tier 1 (CET 1)
Consolidated	221,199	14.85	67,337	4.50	N/A	N/A
Bank	208,554	13.96	67,235	4.50	97,117	6.50
Tier 1 (Core) Capital to average assets
Consolidated	227,831	10.64	85,689	4.00	N/A	N/A
Bank	208,554	9.75	85,603	4.00	107,003	5.00

56.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 16 - Continued

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Percent	Amount	Percent
2016
Total Capital to risk weighted assets
Consolidated	$212,007	17.83%	$ 95,109	8.00%	N/A	N/A
Bank	194,788	16.41	94,986	8.00	$ 118,733	10.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	204,272	17.18	71,332	6.00	N/A	N/A
Bank	187,054	15.75	71,240	6.00	94,986	8.00
Common Tier 1 (CET 1)
Consolidated	199,643	16.79	53,499	4.50	N/A	N/A
Bank	187,054	15.75	53,430	4.50	77,176	6.50
Tier 1 (Core) Capital to average assets
Consolidated	204,272	11.52	70,929	4.00	N/A	N/A
Bank	187,054	10.57	70,811	4.00	88,514	5.00

Dividend Restrictions - The Company's principal source of funds for dividend payments is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies.  Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During 2017, the Bank paid a dividend to the Holding Company of $15 million, which approximately represented the Bank’s 2016 and 2017 net income. At year-end 2017, the Bank would not have been able to declare additional dividends, without prior regulatory approval.

NOTE 17 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies that are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

57.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 17 - Continued

The contractual amounts of financial instruments with off-balance-sheet risk at year-end were as follows:

	2017	2016
Commitments to make loans	$ 40,480	$ 25,698
Unused lines of credit	$ 258,929	$ 150,553
Standby letters of credit	$ 9,365	$ 5,003

The following instruments are considered financial guarantees and are carried at fair value which approximates $0 at years ended 2017 and 2016, respectively.

	2017		2016
	Contract Amount	Fair Value	Contract Amount	Fair Value
Standby letters of credit	$ 9,365	$ -	$ 5,003	$ -
Loans sold with recourse	$ 60,294	$ -	$ 67,425	$ -

NOTE 18 - BUSINESS COMBINATIONS

Acquisition of Jefferson Bankshares, Inc. – Jefferson Bank

On July 28, 2017, the Company acquired 100% of the outstanding common shares of Jefferson Bankshares, Inc., the parent company of Jefferson Bank, for $9.4 million cash and $30.7 million stock consideration, through an Agreement and Plan of Merger.  The total consideration paid to Jefferson stockholders and option holders was $40.2 million. The Company acquired $316.7 million in assets and assumed liabilities of $289.1 million in liabilities resulting in goodwill of $12.6 million.  Goodwill reflects the excess consideration paid over the net fair values of the assets and liabilities acquired.  Goodwill is not tax deductible for this transaction.  Seven branch facilities were acquired in the transaction located in the greater Tampa Bay market area in west central Florida. The Company incurred approximately $2.6 million in acquisition expenses, which are included in non-interest expense on the consolidated statements of income.  The Company recorded a true-up entry in the fourth quarter of 2017 to reflect adjustments to the final tax return for Jefferson Bankshares, Inc. The Company believes the accounting for this transaction is complete and is not aware of any material true-up adjustments that could be necessary.

The Company’s primary reasons for the transaction were to gain a new market share in the Tampa Bay area as well as to create a geographical infill with the Company’s other Central Florida operations in the Bradenton/Sarasota region.

Acquisition of OGS investments, Inc. - Florida Citizens Bank

On December 4, 2015, the Company acquired 100% of the outstanding common shares of OGS Investments, Inc., the parent company of Florida Citizens Bank, for $23.5 million cash consideration, through an Agreement and Plan of Merger.  The Company acquired $240.1 million in assets and assumed liabilities of $219.7 million in liabilities resulting in goodwill of $3.1 million.  Goodwill reflects the excess consideration paid over the net fair values of the assets and liabilities acquired.  Goodwill is not tax deductible for this transaction.  Seven branch facilities were acquired in the transaction located in the Gainesville and Ocala market area in north central Florida. The Company incurred approximately $1.2 million in acquisition expenses which are included in non-interest expense on the consolidated statements of income.  The Company believes the accounting for this transaction is complete and is not aware of any material true-up adjustments that could be necessary.

58.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 18 – Continued

The Company’s primary reasons for the transaction were to gain a new market share in the Gainesville/Ocala area as well as to create a geographical infill between the Company’s Northeast Florida and Central Florida operations.

During 2016, the Company discovered that certain real estate collateral of an acquired loan was sold prior to acquisition without knowledge or permission of OGS Investments, Inc.  Had the Company known this fact on December 4, 2016, the loan would have been classified as a purchased credit impaired loan.  As a result, the Company recorded a measurement period adjustment to reclassify the loan as a purchased credit impaired loan.

Acquisition of First America Holdings Corp. – First America Bank

On May 8, 2015, the Company acquired 100% of the outstanding common shares of First America Holdings Corp., the parent company of First America Bank, for $33.5 million cash consideration, through an Agreement and Plan of Merger.  The Company acquired $270.3 million in assets and assumed liabilities of $243.7 million in liabilities resulting in goodwill of $7 million.  The goodwill reflects the excess consideration paid over the net fair values of the assets and liabilities acquired. Goodwill is not tax deductible for this transaction. Five branch facilities were acquired in the transaction located in the Bradenton and Sarasota market area on the west coast of Florida. The Company incurred approximately $1.3 million in acquisition expenses which are included in non-interest expense on the consolidated statements of income.  The Company believes the accounting for this transaction is complete and is not aware of any material true-up adjustments that could be necessary.

The Company’s primary reasons for acquiring First America Holdings Corp. were to gain new market share and expand the Company’s products and services to the West Coast of Florida.

59.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 18 – Continued

The following table summarizes the fair values of the assets acquired and the liabilities assumed on the date of acquisitions:

	Jefferson Bankshares, Inc. July 28, 2017	Jefferson Bankshares, Inc. Measurement Period Adjustment	Jefferson Bankshares, Inc. As Adjusted	OGS Investments, Inc. December 4, 2015	FAHC Holding Corporation May 8, 2015
Cash and cash equivalents	$ 16,654	$ -	$ 16,654	$ 34,467	$ 59,649
Securities available for sale	44,420	-	44,420	20,936	1,000
Loans	243,803	-	243,803	162,553	182,771
Premises and equipment	4,320	-	4,320	10,249	13,078
Real estate owned		-		4,939	894
Core deposit intangible	3,735	-	3,735	4,039	2,992
Bank owned life insurance	-	-	-	-	4,750
Deferred tax asset	-	77	77	1,573	3,561
Other assets	3,724	-	3,724	1,316	1,497
Total assets acquired	316,656	77	316,733	240,072	270,192

Deposits	231,375	-	231,375	217,985	227,125
Repurchase agreements	5,847	-	5,847	-	-
Federal Home Loan Bank	46,963	-	46,963	988	13,433
Senior debt	3,030	-	3,030	-	-
Junior subordinated debenture	-	-	-	-	2,029
Deferred tax liability	156	(156)	-	-	-
Other liabilities	2,577	(678)	1,899	763	1,165
Total liabilities assumed	289,948	(834)	289,114	219,736	243,752

Total identifiable net assets	26,708	911	27,619	20,336	26,440
Goodwill	13,464	(911)	12,553	3,115	7,015
Consideration paid	$ 40,172	$ -	$ 40,172	$ 23,451	$ 33,455

60.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 18 – Continued

The table below summarizes the credit impaired and non-impaired loans acquired in each acquisition:

	Jefferson Bankshares, Inc. July 29, 2017	OGS Investments, Inc. December 4, 2015	FAHC Holding Corporation May 8, 2015
Acquired loans accounted for under ASC 310-30:
Contractually required principal and interest	$ -	$ 8,501	$ 3,916
Non-accretable difference	-	2,509	1,474
Cash flows expected to be collected	-	5,992	2,442
Accretable yield	-	1,059	422
Fair value at acquisition	$ -	$ 4,933	$ 2,020

Acquired loans not accounted for under ASC 310-30:
Unpaid principal balance	$ 246,548	$ 160,743	$ 184,099
Fair value discount, net	2,745	3,336	3,348
Fair value at acquisition	243,803	157,407	180,751
Total fair value at acquisition	$ 243,803	$ 162,340	$ 182,771

The fair value of net assets acquired includes fair value adjustments to certain receivables that were not considered impaired as of the acquisition date. The fair value adjustments were determined using discounted contractual cash flows. However, the Company believes that all contractual cash flows related to these financial instruments will be collected. As such, these receivables were not considered impaired at the acquisition date and were not subject to the guidance relating to purchased credit impaired loans, which have shown evidence of credit deterioration since origination.

61.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 19 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Parent Company OnlyConsolidated Balance SheetsDecember 31,
Assets:	2017	2016
Cash	$ 17,191	$ 16,163
Investment in wholly-owned subsidiary	240,749	206,300
Other assets	2,797	2,177
Total	$ 260,737	$ 224,640

Liabilities and Stockholder’s Equity:
Junior subordinated debentures	$ 6,050	$ 5,953
Other liabilities	625	994
Stockholders’ equity	254,062	217,693
Total	$ 260,737	$ 224,640

P
Parent Company Only Consolidated Statements of Income and Comprehensive Income For years ended December 31,
	2017	2016	2015
Interest income	$ 10	$ 11	$ 12
Interest expense	326	298	219
Dividends received from subsidiary	15,000	13,000	-
Non-interest expense	3,149	815	1,676
Income(loss) before income tax and undistributed subsidiary income	11,535	11,898	(1,883)
Income tax expense (benefit)	(955)	(297)	(588)
Equity in undistributed subsidiary income (losses)	(7,967)	(5,940)	5,211
	$ 4,523	$ 6,255	$ 3,916
Comprehensive income	$ 3,088	$ 4,701	$ 3,677

62.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 19 – Continued

Parent Company Only Condensed Statement of Cash Flows For years ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net earnings	$ 4,523	$ 6,255	$ 3,916
Adjustments:
Equity in undistributed subsidiary earnings	7,967	5,940	(5,211)
Change in other assets	(834)	580	(1,595)
Change in other liabilities	(121)	(1,203)	4,052
Stock-based compensation	121	131	118
Amortization of fair value adjustments	95	110	(981)
Net cash from operating activities	11,751	11,813	299

Cash flows from investing activities:
(Increase) in investment in subsidiary	-	-	(58,553)
Net cash used in Jefferson acquisition	(8,967)	-	-
Net cash provided/(used) from investing activities	(8,967)	-	(58,553)

Cash flows from financing activities:
Repayment of senior debt acquired from Jefferson acquisition	(3,032)	-	-
Proceeds from the issuance of common stock voting	-	-	49,954
Proceeds from the issuance of common stock nonvoting	-	-	5,541
Proceeds from exercised stock options	1,276	5	45
Net cash provided/(used) from financing activities	(1,756)	5	55,540

Net change in cash and cash equivalents	1,028	11,818	(2,714)
Beginning cash and cash equivalents	16,163	4,345	7,059
Ending cash and cash equivalents	$ 17,191	$ 16,163	$ 4,345

63.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 20 – EARNINGS PER SHARE

	2017	2016	2015
Basic
Net Income	$ 4,523	$ 6,255	$ 3,916
Average shares	20,977,840	20,052,397	16,818,067
Basic earnings per share	$ 0.22	$ 0.31	$ 0.23
Diluted
Net Income	$ 4,523	$ 6,255	$ 3,916
Weighted average shares for basic earnings per share	20,977,840	20,052,397	16,818,067
Add: dilutive effects of assumed exercises of stock options	542,164	548,400	70,144
Average shares and dilutive potential shares	21,520,004	20,600,797	16,888,211
Diluted earnings per share	$ 0.21	$ 0.30	$ 0.23

There were no anti-dilutive stock options for 2017, 2016 and 2015.

64.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 21 - QUARTERLY FINANCIAL DATA (UNAUDITED)

	Interest Income	Net Interest Income	Net Income	Earnings Per Share
				Basic	Diluted
2017
First quarter	$ 16,541	$ 15,055	$ 2,596	$ 0.13	$ 0.12
Second quarter	17,263	15,617	1,837	0.09	0.09
Third quarter	19,676	17,789	2,097	0.10	0.09
Fourth quarter	21,063	19,000	(2,007)	(0.10)	(0.10)

2016
First quarter	$ 16,370	$ 14,994	$ 1,264	$ 0.06	$ 0.06
Second quarter	16,253	14,855	1,957	0.10	0.09
Third quarter	15,938	14,504	2,264	0.11	0.11
Fourth quarter	16,135	14,743	770	0.04	0.04

2015
First quarter	$ 10,879	$ 10,071	$ 131	$ 0.01	$ 0.01
Second quarter	12,553	11,558	657	0.04	0.04
Third quarter	13,753	12,729	1,298	0.07	0.07
Fourth quarter	14,943	13,922	1,830	0.10	0.10

65.

HCBF Holding Company, Inc.

Notes to Consolidated Financial Statements

(Dollar amounts shown in tables in thousands, except share data)

December 31, 2017, 2016 and 2015

NOTE 22 – SUBSEQUENT EVENTS

On January 1, 2018, CenterState Bank Corporation (“CenterState”) completed its acquisition of the Company whereby the Company merged with and into CenterState, with CenterState continuing as the surviving corporation in the merger.  Immediately after the merger, the Company’s subsidiary bank, Harbor Community Bank, merged with CenterState Bank as the surviving bank.  Under the terms of the agreement, each outstanding share of the Company’s common stock converted into the right to receive 0.675 shares of CenterState’s common stock and $1.925 in cash.  The purchase price was approximately $448.2 million.  During 2017, the Company incurred approximately $1.3 million of merger related costs relating to this transaction. These merger costs are reported in acquisition and conversion costs on the Company’s Consolidated Statements of Income.

66.